Exhibit 10.1

ADDENDUM TO

Amended and Restated Employment Agreement

Recitals:

A. Orthofix Inc. (the “Company”) and Robert S. Vaters (the “Executive”) entered into an Amended and Restated Employment Agreement dated as of July 28, 2010 (the “Agreement”).

B. The Company and the Executive, wishing to make certain changes to the Agreement effective as of January 10, 2011, hereby enter into this Addendum.

C. All capitalized terms used herein shall have the meaning for them set forth in the Agreement and Exhibit A thereto.

Date: March 9, 2011

Agreement:

1. Section 1.1 is revised by replacing all references to “Chief Financial Officer, Treasurer, and Assistant Secretary” with “Chief Operating Officer,” such that the Executive shall serve as Executive Vice President and Chief Operating Officer. Moreover, the reference in the proviso thereto to “chief financial officers” shall be replaced by “chief operating officers.”

2. In Section 1.2, the following two-part sentence shall be added after the second sentence: “The Executive may serve on a corporate board to be designated by the Executive (in addition to those referenced in the proviso below), so long as such service does not substantially interfere with the performance of his duties hereunder; if the Orthofix Board concludes at any time that serving on such board significantly interferes with the performance of the Executive’s duties, the Orthofix Board can require the Executive to resign from such board.” The existing third sentence shall become the fourth sentence, and it shall be revised to read as follows: “Beyond the foregoing, the Executive must request the Board’s prior written consent to serve on any additional boards, which consent shall be at the Board’s reasonable discretion and only so long as such service does not interfere with the performance of his responsibilities hereunder; provided, however, that the Executive advised the Company prior to his employment hereby of his current (a) service on specified corporate boards and (b) provision of management services pursuant to a limited liability agreement dated June 22, 2007 to which the Executive is a party, which services shall be reviewed from time to time by the Board in accordance with its customary policies for reviewing such positions.”

3. Section 2.2 is revised by changing the base salary from $415,000 to $456,500.

4. The Company shall pay all reasonable legal fees and expenses of the Executive’s counsel in connection with the preparation and negotiation of this Addendum.

5. The date of the Indemnity Agreement mentioned in Section 7.4 of the Agreement is hereby stated to be October 31, 2008.

6. With respect to subparagraphs (i), (ii) and (iii) of the definition of Good Reason in Exhibit A to the Agreement, the references to Sections 1.1 and 2.2 shall be interpreted to apply to those Sections as revised by this Addendum.

7. Subparagraph (vii) of such definition of Good Reason is amended to read as follows: “Executive is not provided notice on or before May 25, 2012 that he shall be named the Chief Executive Officer of the Company and the Parent on or before July 1, 2012, with compensation, benefits, and perquisites determined at the time he shall be named CEO and based on the market at that time and providing a fair and competitive compensation package.”

IN WITNESS WHEREOF, the parties have executed this Addendum on March 9, 2011.

ORTHOFIX INC.	EXECUTIVE

/s/ Alan W. Milinazzo	/s/ Robert S. Vaters
Name: Alan W. Milinazzo	Robert S. Vaters, an individual
Title: Chief Executive Officer and President

Guaranty by Parent

Parent (Orthofix International N.V.) is not a party to this Addendum, but joins in this Addendum for the sole purpose of guaranteeing the obligations of the Company to pay, provide, or reimburse the Executive for all cash or other benefits provided for in the Agreement and this Addendum, including the provision of all benefits in the form of, or related to, securities of Parent and to elect or appoint Executive to the positions with Parent and provide Executive with the authority relating thereto as contemplated by Section 1.1 of the Agreement or revised by this Addendum, and to ensure the Board will take the actions required of it hereby.

ORTHOFIX INTERNATIONAL N.V.

/s/ Alan W. Milinazzo
Name: Alan W. Milinazzo
Title: Chief Executive Officer and President